Exhibit 99.3

TALEND S.A.

INTERNATIONAL TAX SUMMARIES RELATING TO STOCK OPTIONS
GRANTED UNDER ONE OF THE TALEND S.A. STOCK OPTION PLANS

The following is a summary of the material income tax and social insurance consequences regarding the conversion of the stock options (“Options”) that were granted to you under one of the Talend S.A. Stock Option Plans (together, the “Plans”), resulting from the “tender offer” made by Tahoe Bidco, B.V. (the “Parent”) to acquire all outstanding Talend S.A. shares.

This summary will cover the following equity awards:

•	Unvested Options will be cancelled on the closing of the tender offer and replaced with the right to receive an amount in cash equal to the $66.00 per share offer price, less the applicable per share exercise price (the “Cash Payment”), and, for holders of options under the 2017 stock option plan or 2016 stock option plan, subject to their consent. The Cash Payment amount will be subject to the same vesting schedule and the same terms and conditions as the relevant cancelled Options. Therefore, the timing of the Cash Payment will follow the existing vesting schedule and be paid on the applicable vesting date(s). This summary assumes that, if applicable, you have signed an agreement in relation to the cancellation of your unvested Options and the replacement with the right to receive the Cash Payment.

•	Vested Options may be exercised through a cashless arrangement or a financing facility with Parent where Parent funds the payment of the aggregate exercise price and withholding obligations upon the exercise of such vested Options, subject to an agreement from the holder to tender the shares acquired upon such exercise and pay the cost of such aggregate exercise price and withholding obligations in connection with such exercise. This will be the only way in which holders of vested Options can exercise their vested Options while the tender offer is open. In addition, certain vested Options, to the extent unexercised as of immediately prior to the closing of the tender offer, will be cancelled on the closing of the tender offer in exchange for a cash indemnification payment in accordance with the applicable option plan.

This discussion is based on the law in effect in your country as of June 2021. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of optionees.

Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time you exercise vested Options and acquire shares or at the time you sell any shares you receive upon exercise of your vested Options or at the time your unvested Options are cancelled and replaced with a Cash Payment or at the time you receive the Cash Payment.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, or if you have transferred employment or residency since the Options were granted to you, the information contained in this discussion may not be applicable to you in the same manner.

** You should consult with an appropriate professional advisor as to how the tax or other laws in your country apply to your specific situation.**

FRANCE

UNVESTED OPTIONS

Cancellation and Replacement

You will not be subject to income tax at the time of cancellation of the unvested Options and replacement with a right to receive the Cash Payment. However, the right to receive the Cash Payment will not benefit from the specific tax and social tax treatment available to stock options that are governed by Sections L. 225-177 to L. 225-186 of the French commercial code, as amended.

Receipt of Cash Payment

On the date(s) you receive the Cash Payment, you will be subject to income tax and to the employee's portion of social security contributions in the category of salary income.

Please note that the overall Cash Payment will be subject, where applicable, to an additional surtax on very high income at the following rates: 3% for a single person (couple) whose income is comprised between €250,001 (€500,001) and €500,000 (€1,000,000) or 4% tax for a single person (couple) whose income exceeds €500,001 (€1,000,000). If these thresholds are met for income received in the current tax year but were not met for income received in the two prior tax years, you may be eligible for a surtax reduction.

Withholding and Reporting

Your employer will withhold income tax at your individual tax rate applicable to your salary and the employee's portion of social security contributions up to approximately 23% but will not withhold any applicable surtax. Your employer will report the taxable amount to the tax authorities on your monthly payroll slip.

VESTED OPTIONS

Exercise of Options

You will not be subject to income tax or social security contributions as a result of the exercise of your Options.

Sale of Shares

The following information applies to Options governed by Sections L. 225-177 to L. 225-186 of the French commercial code, as amended, and granted on or after September 28, 2012.

When you sell the shares acquired upon exercise of the Options, you will be subject to tax. The sale proceeds will be comprised of (i) the gain at exercise and (ii) capital gain.

Gain at Exercise: The difference between the fair market value of the shares on the date of exercise and the exercise price is referred to as the “gain at exercise.”

The gain at exercise will be subject to a 10% specific employee contribution and to tax at the progressive rate: marginal rate of 45%, plus 9.7% social levies (in which 6.8% of the Generalized Social Contribution (contribution sociale généralisée) will be tax deductible).

Please note that the gain at exercise will be subject, where applicable, to an additional surtax on very high income at the following rates: 3% for a single person (couple) whose income is comprised between €250,001 (€500,001) and €500,000 (€1,000,000) or 4% tax for a single person (couple) whose income exceeds €500,001 (€1,000,000). If these thresholds are met for income received in the current tax year but were not met for income received in the two prior tax years, you may be eligible for a surtax reduction.

Capital Gain: The excess of the sale price over the fair market value of the shares at exercise is referred to as the “capital gain.”

The capital gain will be subject to capital gains tax at a flat rate of 30% (combined income tax rate of 12.8% and social tax rate of 17.2%), to the extent the sale proceeds exceed your cost basis in the shares (generally, the fair market value of the shares at exercise). Alternatively, you may choose to be taxed at progressive income tax rates, in which case 6.8% of the 17.2% social tax rates will be tax deductible. However, such election will be applied to all your other investment income and may trigger unintended negative tax consequences.

You may be subject to the surtax on very high income as well.

If you sell shares acquired under the Plan at a price that is less than your cost basis in the shares, you will realize a capital loss. Any capital loss will be offset against the gain at exercise and then can be offset against capital gain of the same nature realized by you and your household (but not other types of income) the same year or during the following ten (10) years.

You are responsible for reporting any income and paying any applicable taxes resulting from the sale of your shares.

Given the complexity of the tax regime, you should consult with your personal tax advisor.

***

The following information applies to Options governed by Sections L. 225-177 to L. 225-186 of the French commercial code, as amended, and granted before September 28, 2012 ("Pre-2012 Options").

When you sell the shares acquired upon exercise of the Options, you will be subject to tax. The sale proceeds will be comprised of (i) the gain at exercise and (ii) capital gain.

Gain at Exercise: The difference between the fair market value of the shares on the date of exercise and the exercise price is referred to as the “gain at exercise.”

If you sell the shares after the four-year period from the grant date (or the minimum holding period required under French law) and the aggregate gain at exercise from all Pre-2012 Options exercised during the year is less than or equal to €152,500, the gain at exercise will be taxed at the rate of 47.2% (30% income tax, plus 17.2 % social taxes). If you sell the shares after the four-year period (or the minimum holding period required under French law) but the aggregate gain at exercise from all Pre-2012 Options exercised during the year is greater than €152,500, then the portion of the gain at exercise up to €152,500 will be taxed at 47.2% and the portion of the gain at exercise above €152,500 will be taxed at 58.2% (41% income tax, plus 17.2% social taxes). Alternatively, you may elect to be taxed at your marginal personal income tax rate (in the category of salaries) plus 17.2% additional social taxes. In addition, for Options granted after October 16, 2007, an additional 10% special social employee contribution is due on the gain at exercise payable together with personal income tax and additional social taxes.

You may receive even more favorable tax treatment if you wait an additional two-year period after the exercise of your Options (assuming the four-year or other minimum holding period is met) to sell your shares. If you sell the shares at least two years after the exercise of the Options when the applicable holding period is met and the aggregate gain at exercise from all Pre-2012 Options exercised during the year is less than or equal to €152,500, the gain at exercise will be taxed at the rate of 35.2% (18% income tax, plus 17.2% additional social taxes). If you sell the shares at least two years after the exercise of the Options when the applicable holding period is met but the aggregate gain at exercise from all Pre-2012 Options exercised during the year is greater than €152,500, the portion of the gain at exercise up to €152,500 is taxed at the rate of 35.2% (18% income tax, plus 17.2% additional social taxes) and the portion of the aggregate gain at exercise above €152,500 is taxed at the rate of 47.2% (30% income tax, plus 17.2% additional social taxes). Alternatively, you may elect to be taxed at your marginal personal income tax rate (in the category of salaries) plus 17.2% additional social taxes. In addition, for Options granted after October 16, 2007, an additional 10% special social employee contribution is due on the gain at exercise payable together with personal income tax and additional social taxes.

Please note that the gain at exercise will be subject, if applicable, to an additional surtax on very high income at the following rates: 3% for a single person (couple) whose income is comprised between €250,001 (€500,001) and €500,000 (€1,000,000) or 4% tax for a single person (couple) whose income exceeds €500,001 (€1,000,000). If these thresholds are met for income received in the current tax year but were not met for income received in the two prior tax years, you may be eligible for a surtax reduction.

Capital Gain: The excess of the sale price over the fair market value of the shares at exercise is referred to as the “capital gain.”

The capital gain will be subject to capital gains tax at a flat rate of 30% (combined income tax rate of 12.8% and social tax rate of 17.2%), to the extent the sale proceeds exceed your cost basis in the shares (generally, the fair market value of the shares at exercise). Alternatively, you may choose to be taxed at progressive income tax rates, in which case 6.8% of the 17.2% social tax rates will be tax deductible. However, such election will be applied to all your other investment income and may trigger unintended negative tax consequences.

You may be subject to the surtax on very high income as well.

If you sell shares acquired under the Plan at a price that is less than your cost basis in the shares, you will realize a capital loss. Any capital loss will be offset against the gain at exercise and then can be offset against capital gain of the same nature realized by you and your household (but not other types of income) the same year or during the following ten (10) years.

You are responsible for reporting any income and paying any applicable taxes resulting from the sale of your shares.

Given the complexity of the tax regime, you should consult with your personal tax advisor.

AUSTRALIA

UNVESTED OPTIONS

Cancellation and Replacement

You will likely be subject to income tax, Medicare Levy and, if applicable, a surcharge on the amount of the Cash Payment, at the time of cancellation of the unvested Options and replacement with a right to receive the Cash Payment as this will give rise to the deferred taxing point.

Receipt of Cash Payment

On the date(s) you receive the Cash Payment, you likely will not be subject to additional income tax, Medicare Levy or, if applicable, a surcharge.

Withholding and Reporting

In general, your employer will not be subject to any income tax withholding obligations in connection with the cancellation and replacement of your Options so long as you have provided your Tax File Number (“TFN”) or Australian Business Number (“ABN”) (as the case requires) to your employer. Instead, you will be personally responsible for reporting on your tax return and paying any tax liability in relation to the cancellation and replacement of your unvested Options and the receipt of the Cash Payment.

However, your employer will provide you (no later than 14 July after the end of the tax year) and the Commissioner of Taxation (no later than 14 August after the end of the tax year) with a statement containing certain information about your Options in the income year of the cancellation (including an estimate of the taxable amount at the deferred taxing point).

VESTED OPTIONS

Exercise of Options

You will be subject to income tax when the deferred taxing point occurs. The deferred taxing point is the earliest of the following:

•	Option exercise (i.e., when there is no real risk that you will forfeit the Options or the shares), provided there are no restrictions on the shares acquired), or
•	Cessation of employment (if you do not forfeit the Options when you cease employment).

Generally, this means you will be subject to tax when you exercise your Options. The taxable amount will be:

•	the difference between the fair market value of the shares at exercise and the exercise price, if you exercise your vested Options by paying cash for the exercise price;[1] or

1 However, if you sell the underlying shares within 30 days of the original deferred taxing point, the deferred taxing point will shift to the date you sell the shares. In this case, the taxable amount will equal the difference between the sale price and the exercise price plus any incidental costs of disposal.

•	the difference between the sale price and the exercise price, if you exercise your vested Options as part of the tender offer (or otherwise in a cashless exercise).

You will also be subject to Medicare Levy and, if applicable, a surcharge on the taxable amount at the deferred taxing point.

In general, your employer will not be subject to any income tax withholding obligations in connection with the deferred taxing point so long as you have provided your Tax File Number (“TFN”) or Australian Business Number (“ABN”) (as the case requires) to your employer. Instead, you will be personally responsible for reporting on your tax return and paying any tax liability in relation to the deferred taxing point.

However, your employer will provide you (no later than 14 July after the end of the tax year) and the Commissioner of Taxation (no later than 14 August after the end of the tax year) with a statement containing certain information about your Options in the income year of the deferred taxing point (including an estimate of the taxable amount at the deferred taxing point).

Sale of Shares

When you sell the shares, you may be subject to additional taxation on any gain you realize, unless the sale occurs within 30 days of the original deferred taxing point (in which case you will be taxed as described above and your employer will report the income as described above).

If the sale occurs more than 30 days after the original deferred taxing point, you will be subject to capital gains tax to the extent the sale price exceeds your cost basis in the shares. Your cost basis in the shares will generally be equal to the market value of the shares at the deferred taxing point plus any incidental costs of the sale.

The amount of any capital gain you realize must be included in your assessable income for the year in which the shares are sold.2

You are responsible for reporting any income and paying any applicable taxes resulting from the sale of your shares.

2 If you have held the shares for at least one (1) year, you may be able to apply a discount to the amount of capital gain that you are required to include in your assessable income. If this discount is available, you may calculate the amount of capital gain to be included in your assessable income by first subtracting all available capital losses from your capital gains and then multiplying each capital gain by the discount percentage of 50%. However, this discount is unlikely to be available to shares acquired upon the exercise of Options at this time given the expected timing of the tender offer (or to shares acquired and sold in a cashless exercise of Options at any time).

CANADA

UNVESTED OPTIONS

Cancellation and Replacement

You likely will be subject to income tax and, to the extent the applicable contribution ceiling has not been exceeded, Canada Pension Plan (“CPP”) contributions (or Quebec Pension Plan (“QPP”) contributions, if you work/reside in Quebec) at the time of the cancellation of the unvested Options and replacement with a right to receive the Cash Payment. The taxable amount will be the amount of the Cash Payment. The 50% deduction (or 25% deduction for Quebec provincial tax purposes) that may have applied upon exercise of the Options will not be applicable to the Cash Payment.

Receipt of Cash Payment

You likely will not be subject to additional income tax or CPP (or QPP) contributions on the date(s) you receive the Cash Payment. You may be subject to employment insurance (“EI”) premiums (and Quebec Parental Insurance Plan (“QPIP”) premiums, if you work/reside in Quebec), to the extent the applicable contribution ceiling has not been exceeded.

Withholding and Reporting

Your employer will withhold the applicable income tax and CPP (or QPP) contributions in respect of the taxable amount at the time of the cancellation and replacement. Your employer will also report the taxable amount as taxable income to the Canada Revenue Agency on Form T4 and if applicable, to Revenu Quebec on Form RL-1. A copy of Form T4 (and Form RL-1, if you work/reside in Quebec) will be provided to you by the end of February following the year in which the Options were cancelled and replaced with a right to receive the Cash Payment. You are responsible for reporting the taxable amount on your personal income tax return(s) and paying any additional taxes owing.

If applicable, your employer will withhold EI (and QPIP) premiums at the time you receive the Cash Payment.

If some or all of your replacement award ultimately does not vest, you likely will not be able to claim a deduction from employment income. You may, however, be able to claim a capital loss from forfeiture of the award. You should speak with your personal tax advisor regarding your specific tax situation if you forfeit your award.

VESTED OPTIONS

Exercise of Options

You will be subject to income tax and CPP (or QPP) contributions (to the extent the applicable contribution ceiling has not been exceeded) when you exercise your Options:

•	on the difference between the fair market value of the shares at exercise and the exercise price, if you exercise your vested Options by paying cash for the exercise price;[3] or

•	on the difference between the sale price and the exercise price, if you exercise your vested Options as part of the tender offer[4] (or otherwise in a cashless exercise).

Your employer will withhold the applicable income tax and CPP (or QPP) contributions at exercise. Your employer will also report the taxable amount as taxable income to the Canada Revenue Agency on Form T4 and if applicable, to Revenu Quebec on Form RL-1. A copy of Form T4 (and Form RL-1, if you work/reside in Quebec) will be provided to you by the end of February following the year in which the exercise occurred. You are responsible for reporting the taxable amount on your personal income tax return(s) and paying any additional taxes owing.

Sale of Shares

When you sell the shares, you may be subject to additional taxation. The taxable amount will generally be one-half (50%) of the difference between the sale proceeds and the adjusted cost base (“ACB”) of your shares (assuming you hold the shares as capital property). If you do not/have not owned other shares of Talend S.A., the ACB will generally be the fair market value of the shares when you acquired them. However, if you own/have owned other Talend S.A. shares acquired inside and/or outside of the Plan, the ACB of all of your Talend S.A. shares of the same class may be required to be averaged. You should speak to your personal tax advisor about how to calculate your ACB.

You are responsible for reporting any income and paying any applicable taxes resulting from the sale of your shares.

3 Provided certain conditions are met, 50% of the difference between the fair market value of the shares at exercise and the exercise price may be deducted when calculating the amount subject to income tax upon exercise. For Quebec provincial tax purposes, the deduction may be limited to 25% unless additional conditions are met. Depending on when your exercise occurs, this deduction may or may not be available; in particular, if the exercise occurs and you acquire the shares after Tahoe has obtained the majority of the Talend shares, the deduction likely will not be available and your employer will not apply it for tax withholding and reporting purposes. You can speak to your personal tax advisor regarding whether you can claim the deduction when you file your personal income tax return for the year of exercise.

4 The 50% (or 25%) deduction will not be available if you exercise your Options using the financing or liquidity mechanism in place and agree to tender the shares acquired in the tender offer, because in this case all the conditions for applying the deduction will not be met.

CHINA

UNVESTED OPTIONS

Cancellation and Replacement

You will not be subject to income tax at the time of cancellation of the unvested Options and replacement with a right to receive the Cash Payment.

Receipt of Cash Payment

On the date(s) you receive the Cash Payment, you will be subject to income tax. In addition, the Cash Payment may be taken into consideration for purposes of calculating social insurance contributions (to the extent the applicable contribution ceiling has not been exceeded).

Withholding and Reporting

Your employer will withhold income tax and will report the Cash Payment to the local tax bureau. You also may be required to report the Cash Payment (which is included as part of annual comprehensive income) to the tax authority between March 1 and June 30 of the year following the year you acquired the shares if your annual comprehensive income exceeds RMB 60,000, net of specific deduction items.

VESTED OPTIONS

Exercise of Options

You will be subject to income tax when you exercise your Options. The taxable amount will be based on the difference between the fair market value of the shares at exercise and the exercise price. In addition, such amount may be taken into consideration for purposes of calculating social insurance contributions (to the extent the applicable contribution ceiling has not been exceeded). Your employer will withhold income tax and will report the taxable amount to the local tax bureau. You also may be required to report the taxable amount (which is included as part of annual comprehensive income) to the tax authority between March 1 and June 30 of the year following the year you acquired the shares if your annual comprehensive income exceeds RMB 60,000, net of specific deduction items.

Sale of Shares

When you sell the shares, you may be subject to additional taxation. The taxable amount will equal the difference (if any) between the sale proceeds and your cost basis in the shares (generally, the fair market value of the shares at exercise).

If you are subject to PRC tax on any additional gain upon the sale of your shares, you personally will be responsible for reporting any income and paying any applicable taxes resulting from the sale of your shares.

GERMANY

UNVESTED OPTIONS

Cancellation and Replacement

You will not be subject to income tax at the time of cancellation of the unvested Options and replacement with a right to receive the Cash Payment.

Receipt of Cash Payment

On the date(s) you receive the Cash Payment, you will be subject to income tax and social insurance contributions (to the extent the applicable contribution ceiling has not been exceeded). In addition, a solidarity surcharge will be assessed on the amount of your income tax liability and you may be subject to church tax, depending on the tax district in which you reside and whether you are a registered member of a church.

Withholding and Reporting

Your employer will withhold the income tax, social insurance contributions (to the extent the applicable contribution ceiling has not been exceeded) and any applicable solidarity surcharge or church tax when the Cash Payment is made to you. In addition, your employer will report amount of the Cash Payment, as well as the amounts withheld, to the responsible authorities in connection with the filing of the monthly wage tax return. After the end of the calendar year, your employer will provide you with your wage tax certificate, in which the Cash Payment will be included.

VESTED OPTIONS

Exercise of Options

You will be subject to income tax and social insurance contributions (to the extent the applicable contribution ceiling has not been exceeded) when you exercise your Options:

•	on the difference between the fair market value of the shares at exercise and the exercise price, if you exercise your vested Options by paying cash for the exercise price; or

•	on the difference between the sale price and the exercise price, if you exercise your vested Options as part of the tender offer (or otherwise in a cashless exercise).

In addition, a solidarity surcharge will be assessed on the amount of your income tax liability and you may be subject to church tax, depending on the tax district in which you reside and whether you are a registered member of a church.

Your employer will withhold the income tax, social insurance contributions (to the extent the applicable contribution ceiling has not been exceeded) and any applicable solidarity surcharge or church tax at exercise. In addition, your employer will report the taxable amount, as well as the amounts withheld, to the responsible authorities in connection with the filing of the monthly wage tax return. After the end of the calendar year, your employer will provide you with your wage tax certificate, in which the taxable amount will be included.

Sale of Shares5

When you sell the shares, you may be subject to additional taxation. The capital gain will equal the difference (if any) between the sale proceeds and your cost basis in the shares (generally, the fair market value of the shares at exercise). The gain will be subject to tax at a flat rate (plus solidarity surcharge and, if applicable, church tax on the flat tax owed). If the flat rate exceeds your personal income tax rate, you may elect a personal assessment to apply your personal income tax rate.

Any gain you realize from the sale of shares is subject to an annual lump sum deduction (EUR 801 for individuals and EUR 1,602 for couples filing jointly) applicable to all investment income for the relevant tax year.

You are responsible for reporting any income and paying any applicable taxes resulting from the sale of your shares.

5 The tax treatment of the sale of shares described herein assumes that you do not own (and have not in the last 5 years owned) 1% or more of Talend S.A. stated capital and the shares are not held as business assets.

INDIA

UNVESTED OPTIONS

Cancellation and Replacement

You will not be subject to income tax at the time of cancellation of the unvested Options and replacement with a right to receive the Cash Payment.

Receipt of Cash Payment

On the date(s) you receive the Cash Payment, you will be subject to income tax. In addition, education and health cess will be due on the income tax payable and a surcharge may apply, depending on your annual taxable income.

Withholding and Reporting

Your employer will withhold income tax (plus education and health cess and, if applicable, surcharge) when the Cash Payment is made to you. Your employer will also report the amount of the Cash Payment to the local tax authorities on Form 24Q (quarterly statement of tax withholding). In addition, your employer will report the Cash Payment to you on Form 12BA by June 15 following the fiscal year end (March 31) in which you receive the Cash Payment.

VESTED OPTIONS

Exercise of Options

You will be subject to income tax (but not social insurance contributions) when you exercise your Options on the difference between the fair market value6 of the shares at exercise and the exercise price. In addition, education and health cess will be due on the income tax payable and a surcharge may apply, depending on your annual taxable income.

Your employer will withhold income tax (plus education and health cess and, if applicable, surcharge) at exercise. Your employer will also report the taxable amount to the local tax authorities on Form 24Q (quarterly statement of tax withholding). In addition, your employer will report the taxable amount to you on Form 12BA by June 15 following the fiscal year end (March 31) in which you exercise the Options.

Sale of Shares

When you sell the shares, you may be subject to additional taxation. The taxable amount will equal the difference (if any) between the sale proceeds and your cost basis in the shares (generally, the fair market value of the shares at exercise, as determined by a Category 1 Merchant Bank).

6 For Indian tax purposes, the fair market value of the shares will be based on a valuation prepared by a Category 1 Merchant Bank.

If you have held the shares for 24 months or less, you will be taxed at your marginal income tax rate (plus education and health cess and, if applicable, surcharge).7

You will be responsible for reporting and paying any tax resulting from the sale of shares.

Capital gains tax is payable under the Advance Tax System during the fiscal year (i.e., April 1 – March 31) in four (4) instalments, as follows:

•         On or before June 15 – not less than 15% of the tax payable for the year;

•         On or before September 15 – not less than 45% of the tax payable for the year, reduced by the amount paid in the earlier instalment;

•         On or before December 15 – not less than 75% of the tax payable for the year, reduced by the amount paid in the earlier instalment; and

•         On or before March 15 – the whole amount of the tax payable for the year, reduced by the amount paid in the earlier instalments.

Payments are due pursuant to the above schedule based on the date that you realize a capital gain. For example, if you realize a capital gain in October, you must pay not less than 75% of the tax due on such capital gain by December 15 and the remaining tax due by the applicable dates.

7 If you have held the shares for more than 24 months, you will be taxed at the more favourable long-term capital gains tax rate (plus health and education cess and, if applicable, surcharge) and will be entitled to claim cost inflation indexation benefits on your cost of acquisition. However, this is unlikely to apply to shares acquired upon the exercise of Options at this time given the expected timing of the tender offer (or to shares acquired and sold in a cashless exercise of Options at any time).

IRELAND

UNVESTED OPTIONS

Cancellation and Replacement

You likely will not be subject to income tax at the time of cancellation of the unvested Options and replacement with a right to receive the Cash Payment.

Receipt of Cash Payment

On the date(s) you receive the Cash Payment, you will be subject to income tax, Universal Social Charge (“USC”) and employee Pay-Related Social Insurance (“PRSI”) contributions.

Withholding and Reporting

Your employer will withhold income tax, USC and employee PRSI contributions through the Pay-As-You-Earn (“PAYE”) system when the Cash Payment is made to you. In addition, details of your Cash Payment, as well as the income tax, USC and employee PRSI withheld by your employer and remitted to Irish Revenue will be shown on your end of year statement which you can access through the Irish Revenue online facility “myAccount”.

VESTED OPTIONS

Exercise of Options

You will be subject to income tax, USC and employee PRSI contributions when you exercise your Options on the difference between the fair market value of the shares at exercise and the exercise price.8

Your employer will not withhold income tax, USC or employee PRSI at exercise. Instead, you must pay these amounts within 30 days of exercise. You must pay income tax at the higher marginal income tax rate unless you are subject to income tax at the lower marginal income tax rate and have received permission from the tax inspector within 30 days of exercise to pay tax at the lower rate. If you have not received permission to pay tax at the lower rate within 30 days, you must pay tax at the higher rate and seek a refund on any overpayment. Your employer will report the exercise of the Options to Irish Revenue on Form RSS1 on or before March 31 of the year following the year in which the exercise occurred.

8 Note that if you exercise your options using the financing / liquidity mechanism in connection with the tender offer, this may be considered a loan from your employer or a connected party which is a taxable benefit. This taxable benefit is calculated as the difference between the interest paid (if any) and the interest payable if the interest rate had been 13.5%. E.g., if the exercise price is $5,000 and is funded by the financing / liquidity mechanism and no interest is paid, you will recognize a taxable benefit in the amount of $675 and income tax, USC, PRSI will be due on this amount and will be withheld from you (either through payroll or through the proceeds generated by the financing / liquidity mechanism and the sale of shares).

Sale of Shares

When you sell the shares, you will be subject to capital gains tax at a rate of 33% to the extent the gain exceeds your annual exemption amount for the tax year. The current annual exemption is €1,270.

The taxable gain will equal the difference (if any) between the sale proceeds and your cost basis in the shares (generally, the fair market value of the shares on the date of acquisition). The cost basis of the shares sold is generally calculated on a “First In, First Out” basis, which means that where you acquired shares on different dates and not all of the shares are being sold, the shares that were acquired on earlier dates are deemed to be sold first. Different rules apply where you acquire and sell shares within a four-week period (which may be the case if you exercise your Options in connection with the tender offer or otherwise in a cashless exercise). You should consult with your personal tax advisor prior to acquiring or selling shares.

You are responsible for reporting any income and paying any applicable taxes resulting from the sale of your shares. Any capital gains tax will be payable by December 15 during the tax year in respect of disposals made in that tax year up to November 30. For gains arising in December, the tax will be payable must be paid by the following January 31.

You must report any chargeable gains in your annual income tax return by October 31 in the following year. Details of the relevant return on which the chargeable gain must be reported can be found on the Irish Revenue website at the following link: https://www.revenue.ie/en/gains-gifts-and-inheritance/transfering-an-asset/when-and-how-do-you-pay-and-file-cgt.aspx.

ITALY

UNVESTED OPTIONS

Cancellation and Replacement

You will not be subject to income tax at the time of cancellation of the unvested Options and replacement with a right to receive the Cash Payment.

Receipt of Cash Payment

On the date(s) you receive the Cash Payment, you will be subject to income tax (including regional and municipal surcharges) and social insurance contributions (to the extent the applicable contribution ceiling has not been exceeded).

Withholding and Reporting

Your employer will withhold income tax and social insurance contributions (to the extent the applicable contribution ceiling has not been exceeded) when the Cash Payment is made to you. Your employer will also report your aggregate employment income, including the amount of the Cash Payment, on Modello CU and send the report to you by March 16 of the year following the year in which the Cash Payment is made as well as digitally file the same with the tax authorities by the same deadline. In addition, your employer will report your aggregate income, including the Cash Payment, on Form 770 which is filed annually by the end of October of the year following the year in which the Cash Payment is made.

VESTED OPTIONS

Exercise of Options

You will be subject to income tax (including regional and municipal surcharges), but not social insurance contributions, when you exercise your Options on the difference between the fair market value of the shares at exercise9 and the exercise price.

Your employer will withhold income tax at exercise. Your employer will also report your aggregate employment income, including the taxable amount at exercise, on Modello CU and send the report to you by March 16 of the year following the year in which you exercise the Options as well as digitally file the same with the tax authorities by the same deadline. In addition, your employer will report your aggregate income, including the taxable amount at exercise, on Form 770 which is filed annually by the end of October of the year following the year in which you exercise the Options.

Note that the value of your foreign assets (including shares acquired under the Plan) may be subject to a foreign financial assets tax. You should consult with your personal tax advisor for additional information about the foreign financial assets tax.

9 For Italian income tax purposes, the fair market value of the shares at exercise is equal to the average price of the shares over the month immediately preceding and including the exercise date.

Sale of Shares

When you sell the shares, you may be subject to additional taxation. The taxable amount will equal the difference (if any) between the sale proceeds and your cost basis in the shares (generally, the fair market value of the shares at exercise, as defined for Italian tax purposes). Capital gains tax will be due at a flat rate.

In calculating the capital gain, you may subtract any expenses incurred to produce the gain, except interest, and losses from the sale of non-qualified shareholdings or capital investments.

You are responsible for reporting any income and paying any applicable taxes resulting from the sale of your shares.

JAPAN

UNVESTED OPTIONS

Cancellation and Replacement

You will not be subject to income tax at the time of cancellation of the unvested Options and replacement with a right to receive the Cash Payment.

Receipt of Cash Payment

On the date(s) you receive the Cash Payment, you will be subject to income tax (both national income tax and local inhabitants tax) and, possibly, social insurance contributions.

Until December 31, 2037, a special 2.1% surtax to fund reconstruction after the East Japan tsunami disaster will be applied to the national tax portion of your tax liability.

Withholding and Reporting

Your employer likely will withhold income tax, social insurance contributions (if applicable) and any other applicable taxes when the Cash Payment is made to you. Your employer will report the amount of the Cash Payment to the tax authorities.

You are responsible for reporting the Cash Payment in your annual tax return and for paying any difference between your actual tax liability and the amount withheld by your employer.

VESTED OPTIONS

Exercise of Options

You will be subject to income tax (both national tax and local inhabitants tax), but not social insurance contributions, when you exercise your Options:

•	on the difference between the fair market value of the shares at exercise and the exercise price, if you exercise your vested Options by paying cash for the exercise price; or

•	on the difference between the sale price and the exercise price, if you exercise your vested Options as part of the tender offer (or otherwise in a cashless exercise).

Until December 31, 2037, a special surtax to fund reconstruction after the East Japan tsunami disaster will be applied to the national tax portion of your tax liability.

Your employer will not withhold any applicable tax when you exercise your Options. However, your employer will report the taxable amount to the Japanese tax authorities on Form 9(3) by March 31 of the year following the year in which you exercise your Options. You are responsible for reporting any income and paying any applicable tax resulting from the exercise of your Options.

Sale of Shares

When you sell the shares, you may be subject to additional taxation. The taxable amount will equal the difference (if any) between the sale proceeds and your tax basis in the shares (generally, the fair market value of the shares at exercise). This amount generally will be subject to taxation at flat rate (consisting of national tax and local inhabitants tax), plus the 2.1% tsunami reconstruction surtax which will be applied to the national tax portion of your tax liability through December 31, 2037.

You are responsible for reporting any income and paying any applicable taxes resulting from the sale of your shares.

SINGAPORE

UNVESTED OPTIONS

Cancellation and Replacement

There is a risk that the cancellation of the unvested Options and replacement with a right to receive the Cash Payment may constitute a taxable event. Specifically, the Inland Revenue Authority of Singapore (“IRAS”) may regard the cancellation and replacement as a release of an existing right to purchase shares and a grant of a new right to receive cash, which would trigger a taxable event under section 10(6)(a) of the Singapore Income Tax Act. However, the IRAS may be prepared to treat the cancellation and replacement of the unvested Options as a “flow-through” non-taxable event, subject to certain conditions being met. In this case, Talend S.A. and your employer will not treat the cancellation and replacement as a taxable event for the purposes of complying with its employer reporting obligations. You should consult your personal tax advisor to determine how to treat the cancellation and replacement for your own personal tax reporting and payment purposes.

Receipt of Cash Payment

On the date(s) you receive the Cash Payment, you will be subject to income tax and Central Provident Fund contributions (to the extent the applicable contribution ceiling has not been exceeded).

Withholding and Reporting

Your employer will report the amount of the Cash Payment to IRAS as part of its annual reporting obligations. Your employer will withhold any applicable Central Provident Fund contributions, but generally will not withhold any applicable income tax.10 You are responsible for reporting the Cash Payment and paying any applicable tax.

VESTED OPTIONS

Exercise of Options

You will be subject to income tax (but not social insurance contributions) when you exercise your Options on the difference between the open market price of the shares at exercise and the exercise price.

Your employer will report the taxable amount to IRAS as part of its annual reporting obligations, but generally will not withhold any applicable income tax.11 You are responsible for reporting the taxable amount and paying any applicable tax.

10 In general, no income tax withholding is required; however, different rules may apply to (1) employees who are neither Singapore citizens nor Singapore permanent residents, and (a) intend to leave Singapore for any period exceeding three months, (b) will be posted overseas, or (c) are about to cease employment with the local entity; or (2) employees who are Singapore permanent residents, and (a) intend to leave Singapore for any period exceeding three months, (b) will be posted overseas or (c) are about to cease employment with the local entity and intend to leave Singapore on a permanent basis.

11 In general, no income tax withholding is required; however, different rules may apply to (1) employees who are neither Singapore citizens nor Singapore permanent residents, and (a) intend to leave Singapore for any period exceeding three months, (b) will be posted overseas, or (c) are about to cease employment with the local entity; or (2) employees who are Singapore permanent residents, and (a) intend to leave Singapore for any period exceeding three months, (b) will be posted overseas or (c) are about to cease employment with the local entity and intend to leave Singapore on a permanent basis.

Sale of Shares

When you sell the shares, you generally will not be subject to taxation unless you are in the business of buying and selling shares.

SWITZERLAND

UNVESTED OPTIONS

Cancellation and Replacement

You likely will not be subject to income tax at the time of cancellation of the unvested Options and replacement with a right to receive the Cash Payment.

Receipt of Cash Payment

On the date(s) you receive the Cash Payment, you will be subject to income tax (including federal, cantonal and municipal tax as well as church tax, if applicable) and social insurance contributions.

The Cash Payment may also be subject to the net wealth tax at the cantonal and municipal levels. You should consult with your personal tax advisor regarding any applicable wealth taxes.

Withholding and Reporting

Your employer will not withhold income tax when the Cash Payment is made, provided you are subject to ordinary tax assessment in Switzerland (e.g., you are a tax resident of Switzerland with Swiss citizenship or holding a “C” residence permit). If, however, you are subject to income taxation at source (e.g., you are a foreign employee holding a “B” permit or a cross border employee), your employer will withhold income tax when the Cash Payment is made.

Your employer will withhold any social insurance contributions due, whether you are subject to ordinary tax assessment or income taxation at source.

Your employer will report the amount of the Cash Payment on your year-end certificate of salary for the year in which the Cash Payment is made.

You personally will be responsible for reporting the amount of the Cash Payment to the tax authorities and, if you are subject to ordinary tax assessment, for paying any tax due directly to the local tax authorities.

VESTED OPTIONS

Exercise of Options

You will be subject to (including federal, cantonal and municipal tax as well as church tax, if applicable) and social insurance contributions:

•	on the difference between the fair market value of the shares at exercise and the exercise price, if you exercise your vested Options by paying cash for the exercise price; or

•	on the difference between the sale price and the exercise price, if you exercise your vested Options as part of the tender offer (or otherwise in a cashless exercise).

The Options and any shares acquired at exercise may also be subject to the net wealth tax at the cantonal and municipal levels. You should consult with your personal tax advisor regarding any applicable wealth taxes.

Your employer will not withhold income tax at exercise, provided you are subject to ordinary tax assessment in Switzerland (e.g., you are a tax resident of Switzerland with Swiss citizenship or holding a “C” residence permit). If, however, you are subject to income taxation at source (e.g., you are a foreign employee holding a “B” permit or a cross border employee), your employer will withhold income tax at exercise.

Your employer will withhold any social insurance contributions due, whether you are subject to ordinary tax assessment or income taxation at source.

Your employer will report the taxable amount on your year-end certificate of salary (and applicable annex) for the year in which the exercise occurred.

You personally will be responsible for reporting the taxable amount to the tax authorities and, if you are subject to ordinary tax assessment, for paying any tax due directly to the local tax authorities.

Sale of Shares

When you sell the shares, you will not be subject to additional taxation, provided you are not considered a professional securities dealer and the shares are held as private assets. However, most cantonal tax forms ask that you include acquisition and/or sale date of the shares in your statement on bank accounts and securities (Wertschriftenverzeichnis) for the respective tax year.

UNITED KINGDOM

UNVESTED OPTIONS

Cancellation and Replacement

You will likely not be subject to income tax or National Insurance contributions (“NICs”) at the time of cancellation of the unvested Options and replacement with a right to receive the Cash Payment.

Receipt of Cash Payment

On the date(s) you receive the Cash Payment, you will be subject to income tax and employee NICs.

Withholding and Reporting

Your employer will withhold income tax and employee NICs when the Cash Payment is made to you. Your employer will report the amount of the Cash Payment, and the amounts withheld, to the HM Revenue & Customs (“HMRC”).

VESTED OPTIONS

Exercise of Options

You will be subject to income tax and NICs when you exercise your Options:

•	on the amount by which the market value of the shares at exercise exceeds the exercise price, if you exercise your vested Options by paying cash for the exercise price; or

•	on the amount by which the sale price exceeds the exercise price, if you exercise your vested Options as part of the tender offer (or otherwise in a cashless exercise).

Your employer will withhold income tax and employee NICs at exercise. Your employer will report the taxable amount, and the amounts withheld, to HMRC.

Sale of Shares

When you sell the shares, you will be subject to additional taxation to the extent the gain exceeds your annual exempt amount for the tax year.

The taxable gain will equal the difference (if any) between the sale proceeds and your cost basis in the shares (generally, the market value of the shares at exercise). Please note that share identification rules may affect your cost basis for the purposes of calculating your capital gains tax liability. Capital gains tax is payable on gains from all sources in excess of the personal annual exempt amount in any tax year and the rate(s) at which capital gains tax is paid will depend upon the amount of your combined taxable income and chargeable gains for the tax year.

You are responsible for reporting any income and paying any applicable taxes resulting from the sale of your shares.

UNITED STATES

STOCK OPTIONS

Any Options that qualified as “incentive stock options” within the meaning of Section 422 of the U.S. Tax Code will lose their tax-qualified status as a result of the launch of the tender offer, and will instead be treated as nonstatutory stock options for U.S. tax purposes. The discussion below describes the tax consequences for nonstatutory stock options.

UNVESTED OPTIONS

Cancellation and Replacement

You will not be subject to income tax at the time of cancellation of the unvested Options and replacement with a right to receive the Cash Payment.

Receipt of Cash Payment

On the date(s) you receive the Cash Payment, you will be subject to income tax and social insurance contributions (including the Old-Age, Survivors and Disability Insurance component of FICA taxes to the extent the applicable contribution ceiling has not been exceeded), as well as Medicare tax, on the Cash Payment amount.

Withholding and Reporting

Your employer will withhold federal income tax, social insurance contributions and Medicare tax. State and/or local income tax also may be withheld based upon where you work and/or reside. You are responsible for paying any difference between your actual tax liability and the amount withheld from the taxable amount. Note that you also may be required to make quarterly estimated payments.

Your employer will report the taxable amount as income to the U.S. Internal Revenue Service on your year-end Form W-2 (Box 1) and fulfill any state and/or local income tax reporting requirements.

VESTED OPTIONS

Exercise of Options

You will be subject to income tax and social insurance contributions (including the Old-Age, Survivors and Disability Insurance component of FICA taxes to the extent the applicable contribution ceiling has not been exceeded), as well as Medicare tax, when you exercise your Options on the difference between the sale price ($66.00 per share) and the per share exercise price, if you exercise your vested Options as part of the tender offer.

Your employer will withhold federal income tax, social insurance contributions and Medicare tax. State and/or local income tax also may be withheld based upon where you work and/or reside. You are responsible for paying any difference between your actual tax liability and the amount withheld from the taxable amount. Note that you also may be required to make quarterly estimated payments.

Your employer will report the taxable amount as income to the U.S. Internal Revenue Service on your year-end Form W-2 (Box 1) and fulfill any state and/or local income tax reporting requirements.

Sale of Shares

When you sell the shares acquired upon exercise of the vested Options, you will be subject to capital gains tax to the extent that the sale proceeds exceed your cost basis in the shares. Your cast basis is generally the fair market value of the shares on the date of acquisition. If you exercise vested Options as part of the tender offer, the sale proceeds are expected to equal the costs basis in the shares.

If you have held the shares for one (1) year or less, any gain you realize will be taxed as short-term capital gain at your marginal income tax rate.12

In addition, regardless of how long you have held the shares prior to sale, any capital gain you realize upon the sale of the shares may be subject to an unearned income Medicare contributions tax on the lesser of (i) your net investment income, and (ii) the excess of your modified adjusted gross income over an annual threshold amount that is determined based on your filing status.

You are responsible for reporting any income and paying any applicable taxes resulting from the sale of your shares.

12 If you have held the shares for more than one (1) year, you will be taxed at the more favorable long-term capital gains tax rate. However, this is unlikely to apply to shares acquired upon the exercise of Options at this time given the expected timing of the tender offer and subsequent transactions.

Important Additional Information and Where to Find It

In connection with the proposed acquisition of Talend S.A. (“Talend”), Tahoe BidCo B.V. (“Purchaser”) commenced a tender offer for all of the outstanding ordinary shares and American Depositary Shares (“ADSs”), each representing one ordinary share, of Talend on June 11, 2021. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Talend. It is also not a substitute for the tender offer materials that Purchaser filed with the Securities and Exchange Commission (the “SEC”) or the solicitation/recommendation Statement that Talend filed on Schedule 14D-9 with the SEC upon commencement of the tender offer. Purchaser filed tender offer materials on Schedule TO with the SEC, and Talend filed a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY AND CONSIDERED BY TALEND’S STOCKHOLDERS and ADS HOLDERS BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. Both the tender offer materials and the solicitation/recommendation statement are available to Talend’s stockholders and ADS holders free of charge. A free copy of the tender offer materials and the solicitation/recommendation statement will also be made available to all of Talend’s stockholders and ADS holders by contacting Talend at ir@talend.com, or by visiting Talend’s website (www.talend.com). In addition, the tender offer materials and the solicitation/recommendation statement (and all other documents filed by Talend with the SEC) are available at no charge on the SEC’s website (www.sec.gov). TALEND’S STOCKHOLDERS AND ADS HOLDERS ARE ADVISED TO READ THE TENDER OFFER MATERIALS AND THE SOLICITATION/RECOMMENDATION STATEMENT, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED BY PURCHASER OR TALEND WITH THE SEC BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER. THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TENDER OFFER, PURCHASER AND TALEND.

Forward-Looking Statements

This document contains certain statements that constitute forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the satisfaction of conditions to the completion of the proposed transaction and the expected completion of the proposed transaction, as well as other statements that are not historical fact. These forward-looking statements are based on currently available information, as well as Talend’s views and assumptions regarding future events as of the time such statements are being made. Such forward looking statements are subject to inherent risks and uncertainties. Accordingly, actual results may differ materially and adversely from those expressed or implied in such forward-looking statements. Such risks and uncertainties include, but are not limited to, the potential failure to satisfy conditions to the completion of the proposed transaction due to the failure to receive a sufficient number of tendered shares in the tender offer, as well as those described in cautionary statements contained elsewhere herein and in Talend’s periodic reports filed with the SEC including the statements set forth under “Risk Factors” set forth in Talend’s most recent annual report on Form 10-K, and any subsequent reports on Form 10-Q or form 8-K filed with the SEC, the Tender Offer Statement on Schedule TO (including the offer to purchase, the letter of transmittal and other documents relating to the tender offer) filed by Purchaser, and the Solicitation/Recommendation Statement on Schedule 14D-9 filed by Talend. As a result of these and other risks, the proposed transaction may not be completed on the timeframe expected or at all. These forward-looking statements reflect Talend’s expectations as of the date of this report. The forward-looking statements included in this communication are made only as of the date hereof. Talend assumes no obligation and does not intend to update these forward-looking statements, except as required by law.